Exhibit 10.31
WRIGHT MEDICAL GROUP, INC.
Inducement Stock Option Grant Agreement

Award Granted to (“Grantee”):	Tracy, Julie
Grant Date:	October 17, 2011
Number of Shares (“Shares”):	30,000
Option Price:	$18.33

THIS INDUCEMENT STOCK OPTION GRANT AGREEMENT (the “Agreement”) is made as of the Grant Date by and between Wright Medical Group, Inc., a Delaware corporation with its principal place of business at 5677 Airline Road, Arlington, Tennessee 38002 (the “Company”) and Grantee pursuant to the terms of this Agreement.

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Board") has decided to grant the option and right to purchase the Company's Common Stock (the "Stock") to induce Grantee to commence employment with the Company and/or a Related Entity (as defined in this Agreement), to strengthen Grantee's commitment to the welfare of the Company, and to promote an identity of interest between the Company's stockholders and Grantee; and

WHEREAS, pursuant to this Agreement the Compensation Committee of the Board has authorized that Grantee be granted the right and option to purchase from the Company the Shares of Stock subject to the terms and restrictions stated below.

NOW, THEREFORE, the parties agree as follows:

1.	Definitions. Terms defined in this Agreement, including the introduction and recitals, shall have the meaning set forth herein. The following definitions shall be applicable to this Agreement:

1.
"Cause" shall mean the Company or a Related Entity having cause to terminate Grantee's employment or service in accordance with the provisions of any existing employment, consulting or any other agreement between Grantee and the Company or a Related Entity or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that Grantee has ceased to perform Grantee's duties to the Company or a Related Entity (other than as a result of Grantee's incapacity due to physical or mental illness or injury), which failure amounts to intentional and extended neglect of Grantee's duties, (ii) the Committee's determination that Grantee has engaged or is about to engage in conduct injurious to the Company or a Related Entity, or (iii) Grantee having plead no contest to a charge of a felony or having been convicted of a felony.

2.	"Committee" shall mean the full Board, the Compensation Committee of the Board, or such other committee that the Board may appoint to administer this Agreement.

3.	"Change of Control" shall mean the first to occur on or after the Grant Date of any of the following:
(a)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company or any “affiliate” of the Company, within the meaning of 17 C.F.R. § 230.405 (an “Affiliate”), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (z) any acquisition by any corporation or business entity pursuant to a transaction which complies with clauses (A) and (B) of subsection (a) of this Section 1.3 (persons and entities described in clauses (x), (y), and (z) being referred to herein as “Permitted Holders”);
(b)The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any Permitted Holder) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board at the time of the execution of the initial agreement providing for such Business Combination;
(c)The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company;
(d)The sale of at least 80% of the assets of the Company to an unrelated party, or completion of a transaction having a similar effect; or
(e)The individuals who on the date of this Agreement constitute the Board thereafter cease to constitute at least a majority thereof; provided that any person becoming a member of the Board subsequent to the date of this Agreement and whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board immediately prior to such vote shall be considered a member of the Board on the date of this Agreement.

4.
"Code" means the Internal Revenue Code of 1986, as amended. Reference in this Agreement to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

5.
"Disability" shall mean the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which Grantee was employed or served when such disability commenced or, if Grantee was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

6.
"Eligible Person" shall mean (i) a person regularly employed by the Company or any Related Entity; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument related thereto, (ii) director of the Company or any Related Entity; or (iii) consultant to the Company or any Related Entity.

7.
"Fair Market Value" on a given date shall mean (i) if the Stock is listed on a national securities exchange, the closing price of a share of Stock reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted on an automated quotation system, the closing price of a share of Stock reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted on an automated quotation system, the amount determined pursuant to one of the methods set forth in Treas. Reg. § 1.409A-1(b)(5)(iv)(B)(2), as elected by the Committee.

8.
"Related Entity" shall mean means, when referring to a subsidiary, any business entity (other than the Company) which, at the Grant Date, is in an unbroken chain of entities ending with the Company, if stock or voting interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests of each of the entities other than the Company is owned by one of the other entities in such chain and, when referring to a parent entity, the term “Related Entity” shall mean any entity in an unbroken chain of entities ending with the Company if, at the Grant Date, each of the entities other than the Company owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock (or other ownership interests) in one of the other entities in such chain.

2.
Grant of Options. Subject to the terms and conditions of this Agreement, the Company hereby grants to Grantee the right and option (the right to purchase any one share of Stock under this Agreement being an “Option”) during the period commencing on the Grant Date and, subject to Section 4 of this Agreement, ending on the 10th anniversary of the Grant Date (the “Expiration Date”) to purchase from the Company the Shares. Each Option shall have an exercise price per share equal to the Option Price indicated above. The Options are not designated as incentive stock options within the meaning of Section 422 of the Code.

3.
Vesting Schedule. The Options shall vest as to one-fourth (1/4) of the Shares on the first anniversary of the Grant Date, and as to an additional one-fourth (1/4) on each succeeding anniversary date, so as to be 100% vested on the fourth anniversary of the Grant Date, conditioned upon Grantee maintaining status as an Eligible Person as of each vesting date. Notwithstanding the foregoing, (A) the interest of Grantee to the Options shall vest as to 100% of the then unvested Options upon a Change of Control, and (B) the Committee may in its sole discretion accelerate the exercisability of the Options, provided that such acceleration shall not affect the terms and conditions of any such Options other than with respect to exercisability.

4.
Expiration of Options. The Option shall expire and cease to be exercisable at the earlier to occur, as to any share of Stock, when Grantee purchases the share or the Expiration Date. Notwithstanding the foregoing, if prior to the Expiration Date Grantee ceases to be an Eligible Person, unless otherwise determined by the Compensation Committee, the Options shall expire on the earlier of the Expiration Date or the date that is ninety days after the date upon which Grantee ceased to be an Eligible Person. In such event, the Options shall remain exercisable by Grantee until expiration only to the extent the Options were exercisable at the time that Grantee ceased to be an Eligible Person.

5.	Restrictions.

1.
Except as specifically authorized by the Committee, Grantee may not sell, assign, donate, or transfer or otherwise dispose of, mortgage, pledge or encumber Grantee's rights and interest in the Options, except, in the event of Grantee's death, to a designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution or, in the event of Grantee's incapacity, Grantee's guardian or legal representative. Except as so authorized, no purported assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever.

2.	By accepting the Options, Grantee represents and agrees for Grantee and Grantee's transferees (whether by will or the laws of descent and distribution) that:
(a)For the period commencing on the Grant Date and ending on the first anniversary of the date upon which Grantee loses status as an Eligible Person (such period is hereinafter referred to as the “Covenant Period”), with respect to any state in which the Company is engaged in business during Grantee's employment with the Company, Grantee shall not participate or engage, directly or indirectly, for Grantee or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, stockholder, partner, joint venturer, investor or otherwise, in any business activities if such activity consists of any activity undertaken or expressly planned to be undertaken by the Company or any of its subsidiaries or by Grantee at any time during which Grantee maintained status as an Eligible Person.
(b)Except with the Company's prior written approval or as may otherwise be required by law or legal process, Grantee shall not disclose any material or information which is confidential to the Company or its subsidiaries and not in the public domain or generally known in the industry, whether tangible or intangible, made available, disclosed or otherwise known to Grantee as a result of Grantee's status as an Eligible Person.
(c)During the Covenant Period, Grantee shall not attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company or its subsidiaries to give up, or to not commence, employment or a business relationship with the Company.

3.
The Company shall have the right, but not the obligation, to purchase and acquire from Grantee any or all of the Shares previously acquired by Grantee upon exercise of an Option (the “Repurchased Shares”) if the Committee reasonably determines that Grantee has violated the covenants set forth in this Agreement or Grantee's loss of status as an Eligible Person is a result of termination of employment for Cause or Grantee's loss of status as an Eligible Person could have resulted from termination of employment for Cause. The Company may exercise the right granted to it under this Section 5.3 by delivering written notice to Grantee stating that the Company is exercising the repurchase right granted to it under this Section 5.3. The delivery of such notice by the Company to Grantee shall constitute a binding commitment of the Company to purchase and acquire all of the Repurchased Shares. The total purchase price for the Repurchased Shares shall be delivered to the Grantee against delivery by Grantee of certificates evidencing the Repurchased Shares no later than thirty days after the delivery of the election notice by the Company. The price per share of the Repurchased Shares shall be the lesser of 1) the Fair Market Value of each of the Repurchased Shares on the date of the Company's delivery of its written notice to Grantee or 2) the Option Price.

4.
The Company shall have the right, and not the obligation, to cancel any or all of the Options if the Committee reasonably determines that Grantee has violated the covenants set forth in this Agreement. The Company may exercise the right granted to it under this Section 5.4 by delivering a written notice to Grantee stating that the Company is exercising the cancellation right granted to it under this Section 5.4.

5.
Notwithstanding anything in this Section 5 to the contrary, the Company shall not be obligated to purchase any Stock at any time to the extent that the purchase would result in a violation of any law, statute, rule, regulation, order, writ, injunction, decree or judgment promulgated or entered by any Federal, state, local or foreign court or governmental authority applicable to the Company or any of its property.

6.
The parties intend the restrictions in Section 5.2 to be completely severable and independent, and any invalidity or unenforceability of any one or more such restrictions shall not render invalid or unenforceable any one or more restrictions.

6.
Exercise; Payment for and Delivery of Shares. The Options or any portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof. Options which have become exercisable may be exercised by delivery of written notice of exercise to the Committee accompanied by payment of the Option Price. The Option Price shall be payable in cash and/or shares of Stock valued at the Fair Market Value on the date the Option is exercised or, in the discretion of the Committee, either (i) in other property having a fair market value on the date of exercise equal to the Option Price, or (ii) by delivering to the Committee a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price. Payment in currency or by certified or cashier's check shall be considered payment in cash. Each share of Stock purchased through the exercise of an Option shall be paid for in full at the time of the exercise.

7.
Stockholder Rights. Grantee or a transferee of the Options shall have no rights as a stockholder with respect to any Shares covered by the Options until Grantee shall have become the holder of record of such shares (and the Company shall use its reasonable best efforts to cause Grantee to become the holder of record of such shares), and, except as provided in Section 8 of this Agreement, no adjustment shall be made for dividends or distributions or other rights in respect of such Shares for which the record date is prior to the date upon which he or she shall become the holder of record thereof.

8.
Changes in Capital Structure. The Options shall be subject to adjustment or substitution, as determined by the Committee, as to the number, price or kind of Stock or other consideration subject to such Options or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date hereof or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Grantee. No such adjustment shall be made which would result in an increase in the amount of gain or a decrease in the amount of loss inherent in the Options. The Company shall give Grantee written notice of an adjustment hereunder. Notwithstanding anything herein to the contrary, in the event of any of the following:

(a)The Company is merged or consolidated with another corporation or entity and, in connection therewith, consideration is received by stockholders of the Company in a form other than stock or other equity interests of the surviving entity;
(b)All or substantially all of the assets of the Company are acquired by another person; or
(c)The Company's reorganization or liquidation;

then the Committee may, in its discretion and upon at least ten days advance notice to the affected persons, cancel any outstanding Options and pay to Grantee, in cash, the value of such Options based upon the price per share of Stock received or to be received by other stockholders of the Company in such event and the per share exercise price of the Options.

9.	Requirements of Law.

1.
By accepting the Options, Grantee represents and agrees for Grantee and any transferees (whether by will or the laws of descent and distribution) that, unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is in effect as to the shares purchased upon any exercise of the Options, (i) any and all Shares so purchased shall be acquired for his personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his personal account and not with a view to or for sale in connection with any distribution.

2.
No certificate or certificates for Shares may be purchased, issued or transferred if the exercise hereof or the issuance or transfer of such Shares shall constitute a violation by the Company or Grantee of any (i) provision of any Federal, state or other securities law, (ii) requirement of any securities exchange listing agreement to which the Company may be a party, or (iii) other requirement of law or of any regulatory body having jurisdiction over the Company. Any reasonable determination in this connection by the Company, upon notice given to Grantee, shall be final, binding and conclusive. Notwithstanding any terms or conditions of this Agreement to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to the Options unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under this Agreement.

3.
The certificates representing shares of Stock acquired pursuant to the exercise of Options shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act or any state securities laws.

4.
The obligation of the Company to make payment upon the exercise of Options shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.

5.

10.
Taxes. Grantee understands that Grantee may recognize income for federal and, if applicable, state income tax purposes upon exercise of Options. Grantee shall be liable for any and all taxes, including withholding taxes, arising out of the grant of the Options or their exercise hereunder. By accepting the Options, Grantee covenants to report such income in accordance with applicable federal and state laws. To the extent that the exercise of Options results in income to Grantee and withholding obligations of the Company, including federal or state withholding obligations, Grantee agrees that the obligation shall be satisfied in the manner Grantee has chosen by checking one of the following boxes:

•
At least one working day prior to the exercise date Grantee may deliver to the Company an amount of cash determined by the Company to be adequate to satisfy the Company's withholding obligation. If Grantee does not deliver such amount of cash, the Company shall withhold an amount of the Grantee's current or future remuneration in an amount that satisfies the Company's withholding obligation. Notwithstanding the foregoing, the Company may in its sole discretion withhold from the Shares to be issued the specific number of Shares having a fair market value on the vesting date equal to the amount required to satisfy the Company's withholding obligation.

•
The Company shall retain and instruct a registered broker(s) to sell such number of Shares issued upon exercise of Options necessary to satisfy the Company's withholding obligations, after deduction of the broker's commission, and the broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligations. Grantee covenants to execute any such documents as are requested by the broker of the Company in order to effectuate the sale of the Shares and payment of the tax obligations to the Company. The Grantee represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Shares. The Grantee and the Company have structured this Agreement to constitute a "binding contract" relating to the sale of Shares pursuant to this Section, consistent with the affirmative defense to liability under Section 10(b) of the Exchange Act under Rule 10b5-1(c) promulgated under the Exchange Act.*

11.	Governing Law; Venue.

1.	The grant of Options and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions thereof.

2.
For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Tennessee, agree that such litigation shall be conducted in the courts of Shelby County, Tennessee, or the federal courts for the United States for the Western District of Tennessee, where this grant is made and/or to be performed.

12.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Options by electronic means and/or administer the Options through electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to the administration of the Options through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.
Prohibition on Repricing. Without the prior approval of the Company's stockholders, the Company shall not, and the Committee shall not authorize the Company to, (i) amend this Option to reduce its Option Price or (ii) cancel this Option and replace it with the grant of any new equity award with a higher intrinsic value. This prohibition on Option repricing shall not be construed to prohibit the adjustments for extraordinary changes in the Company's capital structure that are otherwise permitted under Section 8 of this Agreement.

14.
Designation and Change of Beneficiary. Grantee may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to the Options upon Grantee's death. Grantee may, from time to time, revoke or change Grantee's beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to Grantee's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Grantee, the beneficiary shall be deemed to be Grantee's spouse, if Grantee is unmarried at the time of death, Grantee's estate.

15.
Payments to Persons other than Grantee. If the Committee shall find that any person to whom any amount is payable under this Agreement is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to such person's spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

16.Administration; No Liability of Committee Members. This Agreement shall be administered by the full Board or the Committee. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members of the Committee present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed to be the acts of the Committee. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of this Agreement may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with this Agreement unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

* By selecting the second option, Grantee understands that the sale of Shares to satisfy the Company's withholding obligations will be considered a sale for purposes of short-swing liability under Section 16(b) of the Exchange Act. Any profit realized in a purchase of shares of the Company's stock within six months of the sale may be recovered by the Company or by a stockholder of the Company on behalf of the Company.

17.
Funding. No provision of this Agreement shall require the Company, for the purpose of satisfying any obligations under this Agreement, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Grantee shall have no rights under this Agreement other than as an unsecured general creditor of the Company, except that insofar as he may have become entitled to payment of additional compensation by performance of services, he shall have the same rights as other employees under general law.

18.
Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and any Related Entity and upon any other information furnished in connection with this Agreement by any person or persons other than himself.

19.
Relationship to Other Benefits. No payment under this Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

20.	Compliance with Section 409A of the Code.

1.
This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Grant Date. Without limiting the foregoing, for purposes of Section 409A of the Code,

(a)each “payment” (as defined by Section 409A of the Code) made under this Agreement or the options shall be considered a “separate payment;”
(b)payments shall be deemed exempt from the definition of deferred compensation under Section 409A of the Code to the fullest extent possible under (i) the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4), and (ii) with respect to amounts paid as separation pay no later than the second calendar year following the calendar year containing Grantee's “separation from service” (as defined for purposes of Section 409A of the Code) the “two years/two-times” separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference, and
(c)if Grantee is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its affiliates) as of Grantee's separation from service, to the extent any payment under this Agreement or the Options constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code) and to the extent required by Section 409A of the Code, no payments due under this Agreement or the Options may be made until the earlier of: (i) the first day of the seventh month following Grantee's separation from service, or (ii) Grantee's date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following Grantee's separation from service. To the extent that the payment terms for the Options are otherwise set forth in a written employment agreement or change in control agreement with a specified employee (or other Company plan applicable to the specified employee) and such payment terms otherwise meet the requirements of Section 409A of the Code and the application of such terms does not result in a violation of Section 409A of the Code, the foregoing payment terms shall be disregarded and the payment terms set forth in the applicable agreement or plan shall apply.

2.
If this Agreement or the Options fail to meet the requirements of Section 409A of the Code, neither the Company nor any of its Affiliates shall have any liability for any tax, penalty or interest imposed on Grantee by Section 409A of the Code, and Grantee shall have no recourse against the Company or any of its Affiliates for payment of any such tax, penalty or interest imposed by Section 409A of the Code.

21.	Miscellaneous.

1.
The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which have been sold or transferred in violation of any provisions set forth in this Agreement, or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

2.	The parties agree to execute such further instruments and to take such action as may be reasonably necessary to carry out the intent of this Agreement.

3.	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to Grantee at the address of Grantee then on file with the Company.

4.	This Agreement shall not, nor shall any provision hereunder, be construed so as to grant Grantee any right to remain associated with the Company or any of its affiliates.

5.	The expenses of administering the Agreement shall be borne by the Company.

6.
The titles and headings of the sections in the Agreement are for convenience of reference only, and in the event of any conflict, the text of the Agreement, rather than such titles or headings shall control.

7.	This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
This Agreement and the Options evidenced by this Agreement will not be effective until an original signed Agreement is received by the Wright Medical Group, Inc. Legal Department. Please print and sign this Agreement immediately, then send the signed Agreement to the Wright Medical Group, Inc. Legal Department as soon as possible.

AGREED AND ACCEPTED:

GRANTEE:	WRIGHT MEDICAL GROUP, INC.
_/s/ Julie D. Tracy_	By: /s/ James Lightman Name: James A. Lightman Title: Senior Vice President, General Counsel and Secretary